Exhibit 10.4

Third Amendment to Option and Asset Sale Agreement

This Third Amendment to Option and Asset Sale Agreement (“Third Amendment”) is made between Pacific Gold & Royalty Corp., a Wyoming corporation (“Seller”), and Pilot Metals Inc., a Nevada corporation (“Buyer”).

Recitals

A.

Seller was formerly a Nevada corporation named Pacific Gold Corp. which was continued in the State of Wyoming on August 22, 2017, on the filing of its Certificate of Registration and filed Articles of Continuance.  Pacific Gold Corp. changed its name to Pacific Gold & Royalty Corp. on August 22, 2017, by its filing of the Profit Corporation Articles Amendment adopted on August 17, 2017, and filed in the Office of the Wyoming Secretary of State on August 22, 2017.

B.

Seller, Buyer and Pilot Mountain Resources, Inc., a Nevada corporation (“PMR”) are parties to the Option and Asset Sale Agreement dated February 8, 2011 (the “Option Agreement”), concerning the sale of certain unpatented mining claims situated in Mineral County, Nevada (collectively the “Property”).  The parties to the Option Agreement recorded the Memorandum of Option and Asset Sale Agreement dated April 26, 2012, in the Office of the Mineral County Recorder on May 11, 2012, Document No. 156093 (the “Memorandum”).

C.

Seller, Buyer and PMR amended the Option Agreement by the Amendments to Option to Asset Sale Agreement dated July 2, 2013 (the “First Amendment”).

D.

Seller and Buyer amended the Option Agreement by the Second Amendment to Option and Asset Sale Agreement dated February 18, 2014 (the “Second Amendment”).

E.

PMR executed the Special Warranty Deed dated July 2, 2013, which conveyed the Property to Buyer.  The Special Warranty Deed was recorded on November 1, 2014, in the Office of the Mineral County Recorder, Document No. 158957.

F.

Pursuant to the Second Amendment, Buyer executed the Amended Deed of Trust, Assignment of Rents and Leases, and Security Agreement dated February 13, 2013 (the “Deed of Trust”), which was recorded in the Office of the Mineral County Recorder on March 24, 2014, Document No. 159253.

G.

Seller and Buyer desire to amend the Option Agreement and to provide for Seller’s discharge and release of the Deed of Trust and the Memorandum.

Now, therefore, the parties agree as follows.

1.

Acknowledgement of Performance.  Seller acknowledges that Buyer has performed its obligations under the Option Agreement, including payment of the amounts payable under Sections 1(a), 1(b), 2(a), 2(b) and 2(c) of the Option Agreement, as amended by Sections 1(a) and 1(c) of the First Amendment, as amended by the Second Amendment, and Sections 2(a) and 2(b) of the Second Amendment.

2.

Amendment of Option Agreement.  Section 2(d) of the Second Amendment is amended to provide that on Buyer’s payment to Seller of the sum of One Hundred and Twenty-Five Thousand Dollars ($125,000.00) United States currency on or before November 22, 2017, Seller shall discharge and release the Deed of Trust and Seller shall execute and deliver to Buyer the Substitution of Trustee and Reconveyance in the form attached to this Third Amendment as Exhibit A.  On Buyer’s payment, Seller shall have no right, title or interest in the Property subject to the Option Agreement or the Deed of Trust or any other property interests of Buyer.  Buyer shall deliver the payment by wire transfer to the account of Pacific Gold Corp., 848 N. Rainbow Blvd., #2987, Las Vegas, Nevada 89107, Account 501016612318, Bank of America, 3580 S. Jones Blvd., Las Vegas, Nevada 89103, 702 654 3750, ABA 026009593, Swift BOFAUS3N.

3.

Effect of Payment.  Buyer’s payment to Seller of the amount prescribed in Section 2 shall discharge in full Buyer’s obligation to pay the bonus payment described in Section 2(d) of the Option Agreement, and Buyer shall be deemed to have performed all of its obligations under the Option Agreement, as amended.  Buyer shall be discharged and released from its obligations under the Option Agreement and Seller shall have no rights against Buyer under the Option Agreement.

4.

Binding Effect of Obligations.  This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

5.

Entire Agreement.  The parties agree that the entire agreement between them is written in the Option Agreement, as amended by the First Amendment, the Second Amendment, and this Third Amendment.  There are no terms or conditions, express or implied, other than expressly stated in this Agreement.  This Agreement may be amended or modified only by a written instrument signed by the parties with the same formality as this Agreement.

6.

Governing Law and Forum Selection.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.  The forum for any action regarding the construction or enforcement of this Agreement shall be the Second Judicial District Court, Washoe County, Reno, Nevada.  The prevailing party in any such action shall be entitled to an award of its costs and attorney’s fees incurred in such action.

7.

Multiple Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

8.

Severability.  If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or in conflict with any governmental regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

Dated effective November ___, 2017.

Pacific Gold & Royalty Corp.

By________________________________

Rob Landau, President

Pilot Metals Inc.

By________________________________

Michael R. Billing, President

Exhibit A

Form of Reconveyance

[see attachment]

APN – N/A unpatented mining claims

When Recorded Return To:

Pilot Metals Inc.

c/o Thomas P. Erwin

Erwin & Thompson LLP

241 Ridge Street, Suite 210

Reno, Nevada 89504

The undersigned affirms this document does not contain the personal information of any person.

Substitution of Trustee, Reconveyance and Release of Memorandum

Pacific Gold & Royalty Corp., a Wyoming corporation formerly named Pacific Gold Corp., which was formerly a Nevada corporation continued in the State in Wyoming pursuant to the Certificate of Registration and Articles of Continuance filed in the Office of the Secretary of State of the State of Wyoming on August 22, 2017 (“Beneficiary”), as beneficiary, is the owner of the indebtedness described in the Amended Deed of Trust, Assignment of Rents and Leases and Security Agreement made by Pilot Metals Inc., a Nevada corporation, as Trustor, in favor of First American Title Company, as Trustee, for the benefit of Beneficiary, as beneficiary (the “Deed of Trust”), which Deed of Trust is dated February 13, 2013, and was recorded March 24, 2014, in the Office of the Recorder of Mineral County, Nevada, Document No. 159253, and substitutes Beneficiary as successor Trustee in lieu of the above named Trustee under the Deed of Trust.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Deed of Trust.

Beneficiary accepts the appointment as Trustee under the Deed of Trust.  Beneficiary, as successor Trustee, has been duly requested to quitclaim and reconvey the property subject to the Deed of Trust, by reason of the payment of the indebtedness secured by the Deed of Trust.

Now, therefore, in consideration of request and payment of its fees in the premises, receipt of which is acknowledged, and payment of said indebtedness, Beneficiary, as Trustee, quit claims and reconveys to the person or persons legally entitled thereto, but without warranty, all the property covered by the Deed of Trust now held by said Trustee under the terms of said Deed of Trust.  Beneficiary has no right, title or interest in the unpatented mining claims or other property interests and rights described in the Deed of Trust and the Option and Asset Sale Agreement dated February 8, 2011, among Beneficiary, Pilot Metals Inc. and Pilot Mountain Resources Inc., a Nevada corporation, the Deed of Trust, or the Memorandum of the Option and Asset Sale Agreement dated April 26, 2012, recorded in the Office of the Mineral County Recorder on May 11, 2012, Document No. 156093.  Beneficiary discharges and releases the Memorandum.

In witness whereof, the party identified below has executed this Substitution of Trustee and Deed of Reconveyance on November ___, 2017.

Pacific Gold & Royalty Corp.

By________________________________

Rob Landau, President

___________________________,)

ss.

___________________________.)

This Substitution of Trustee, Reconveyance and Release of Memorandum was acknowledged before me on November ____, 2017, by Rob Landau, as President of Pacific Gold & Royalty Corp.

_______________________

Notary Public

My commission does not expire.